Exhibit j

            Consent of Independent Registered Public Accounting Firm


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          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our reports dated: November 17, 2006, relating to the financial statements and financial highlights which appear in the September 30, 2006 Annual Report to Shareholders of Phoenix Bond Fund; December 20, 2006, relating to the financial statements and financial highlights which appear in the October 31, 2006 Annual Reports to Shareholders of Phoenix Core Bond Fund, Phoenix High Yield Fund, Phoenix Money Market Fund, Phoenix Multi-Sector Fixed Income Fund, Phoenix Multi-Sector Short Term Bond Fund, and Phoenix Market Neutral Fund; January 15, 2007, relating to the financial statements and financial highlights which appear in the November 30, 2006 Annual Report to Shareholders of Phoenix Emerging Markets Bond Fund and Phoenix Real Estate Securities Fund; and June 22, 2007, relating to the financial statements and financial highlights which appear in the April 30, 2007 Annual Reports to Shareholders of Phoenix CA Tax-Exempt Bond Fund and Phoenix Global Utilities Fund (all constituting, in part, the Phoenix Opportunities Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Reports to Shareholders" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 26, 2007